Exhibit 99.1

Trimble Reports Record Fiscal 2004 Revenue and Earnings
Fiscal 2004 Revenue Up 24 Percent, Earnings Per Share Up 60 Percent

          SUNNYVALE, Calif., Jan. 26 /PRNewswire-FirstCall/ -- Trimble (Nasdaq: TRMB) today announced results for its fourth quarter and fiscal year 2004, ended December 31, 2004. Revenue for the fourth quarter of fiscal 2004 was $162.7 million, up approximately 20 percent from revenue of $135.9 million for the fourth quarter of fiscal 2003. Revenue for fiscal 2004 was $668.8 million, up approximately 24 percent from revenue of $540.9 million reported in fiscal 2003.

          Net income for the fourth quarter of fiscal 2004 was $16.4 million, or $0.29 per share. This compares to net income of $15.1 million, or $0.28 per share for the fourth quarter of fiscal 2003. Net income for fiscal 2004 was $67.7 million, up 76 percent from net income of $38.5 million in fiscal 2003. Earnings per share for fiscal 2004 were $1.23 per share, up approximately 60 percent from $0.77 per share for fiscal 2003.

          During the fourth quarter of fiscal 2004, GAAP net income was affected by a tax benefit under FAS 109 of $5.5 million, or $0.10 per share, related to adjustments in the valuation of deferred tax assets. A similar benefit was recorded in the fourth quarter of fiscal 2003, resulting in an increase to GAAP net income of $7.6 million, or $0.14 per share, in that quarter.

          “Throughout 2004, we reported strong revenue and earnings growth. The new products we introduced in late 2004 and early this year, position us well to continue our positive performance trends in 2005,” said Steven W. Berglund, Trimble’s president and chief executive officer. “In the near term, the increased traction provided by the new products, as well as a number of other strategic initiatives, should contribute to continuing revenue and earnings growth.  In the longer term, we remain focused on expanding our position in current markets through aggressive innovation and market action, capturing emerging geographical markets, and establishing new product and market categories.”

          Trimble Revenue Growth by Business Segment

          Trimble experienced growth in all of its reporting segments. Specifically:

          Engineering and Construction (E&C) revenue in the fourth quarter of fiscal 2004 was up approximately 17 percent compared to the fourth quarter of fiscal 2003, and up 20 percent for the full year. Sales of machine control products were a major driver in the segment’s results for the fourth quarter of fiscal 2004.

          Field Solutions (TFS) revenue in the fourth quarter grew by 24 percent compared to the fourth quarter of 2003, and by 32 percent for the full year. The largest contributor to TFS revenue growth was the AgGPS(R) EZ-Guide(R) Plus system, an agriculture manual guidance product that was introduced in early 2004.

          Component Technologies (CT) revenue grew by 2 percent for the fourth quarter and for the full year, compared to the same periods in the prior fiscal year. In its last conference call, the Company projected that fourth quarter CT revenue would be flat to down based on a delay in the shipment of its TrimTrac(TM) locator. TrimTrac locators began shipping in January of 2005.

          Mobile Solutions (TMS) revenue for the fourth quarter of fiscal 2004 was up 92 percent compared to the fourth quarter of fiscal 2003, and up 81 percent for the full year. TMS again saw strong sequential subscriber growth of approximately 40 percent over the third quarter of fiscal 2004. The segment continues to move toward its goal of profitability in the first half of fiscal 2005.

          Non-GAAP vs. GAAP Financials

          The Company provides non-GAAP financial measures called “non-GAAP net income” and “non-GAAP EPS” to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

          Specifically, the Company’s fourth quarter and fiscal year 2004 results exclude amortization of purchased intangibles and changes in market valuation of minority investments from non-GAAP EPS because the chief executive officer excludes these items when budgeting and evaluating the business.  Results also exclude restructuring charges, amortization of acquisition-related inventory step-up, debt issuance charges, warrant charges, and income tax benefits related to the re-valuation of deferred tax assets because they are infrequent and not essential to evaluating the Company’s operations. The Company uses a fully-taxed rate of 35 percent for non-GAAP net income and earnings per share because it is used by outside analysts and investors, as well as for internal analysis, to provide comparable information for use in evaluating Trimble’s performance versus prior periods and other companies. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. Please see the supplemental financial statements for a reconciliation of non-GAAP to GAAP results.

          Non-GAAP Net Income and EPS

          Non-GAAP net income for the fourth quarter of fiscal 2004 was $10.4 million compared to net income of $7.2 million for the fourth quarter of fiscal 2003. Non-GAAP earnings per share for the fourth quarter of fiscal 2004 were $0.19, compared to $0.14 per share for the fourth quarter of fiscal 2003.

          Non-GAAP net income for fiscal 2004 was approximately $54.1 million, compared to net income of $32.1 million for fiscal 2003. Non-GAAP earnings per share for fiscal 2004 were $0.98 per share, compared to $0.64 per share for fiscal 2003.

          GAAP and non-GAAP earnings per share for the fourth quarter and fiscal year 2004 were calculated on a diluted basis using approximately 55.8 million shares and 54.9 million shares, respectively.

          Forward Looking Guidance

          For the first quarter of fiscal 2005, the company expects revenue in the $178.0 to $182.0 million range. Based on these revenue guidelines, the Company expects GAAP operating margins between 12.5 and 13.3 percent. Net interest expense is expected to be approximately $0.5 million, and other non-operating expense should be approximately $2.5 million. The Company expects to use a 35 percent effective tax rate for GAAP income tax provision. Based on the preceding, Trimble expects GAAP earnings per share between $0.22 and $0.24 per share, using approximately 56.4 million shares outstanding.  Included in the GAAP results is approximately $2.3 million of amortization of purchased intangibles.

          Investor Conference Call / Webcast Details

          The Company will hold a conference call on Wednesday, January 26, 2005 at 8:00 a.m. PST to review its fourth quarter and fiscal year end 2004 results. It will be broadcast live on the web at www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 p.m., Pacific Time. The replay number is 800-642-1687, and the passcode is 3223234.

          About Trimble

          Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble’s worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide.

          For an interactive look at Company news and products, visit Trimble’s Website at http://www.trimble.com .

          Certain statements made in this press release are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, net interest expense, other non-operating expenses, operating margins, effective tax rate, and earnings per share estimates for the first fiscal quarter of 2005. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company’s products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Company’s results may be adversely affected if its joint ventures and recent acquisitions do not achieve anticipated results or if the Company is unable to market, manufacture and ship new products such as new survey products. Any failure to achieve predicted results could negatively impact the Company’s revenues, gross margin and other financial results. Whether the Company achieves its guidance for the first fiscal quarter of 2005 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

          Financial Tables
          Consolidated Statements of Operations
          Reconciliation of GAAP to Non-GAAP
          Consolidated Balance Sheet
          Consolidated Statements of Cash Flows
          Summary Financial Information
          EBITDA Reconciliation

          EMPLOYMENT CONTACTS PRIVACY STATEMENT LEGAL NOTICES, TRIMBLE NAVIGATION LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec 31, 2004	Jan 2, 2004	Dec 31, 2004	Jan 2, 2004

Revenue	$162,682	$135,877	$668,807	$540,903
Cost of revenue	85,324	69,809	343,998	272,873
Gross Margin	77,358	66,068	324,809	268,030
Gross Margin (%)	47.6%	48.6%	48.6%	49.6%
Operating expenses:
Research and development	19,595	17,178	77,557	67,641
Sales and marketing	27,815	24,298	108,053	97,870
General and administrative	11,556	10,416	44,694	39,253
Restructuring charges	224	286	551	2,019
Amortization of purchased intangibles	2,250	1,922	8,328	7,312
Total operating expenses	61,440	54,100	239,183	214,095
Operating income	15,918	11,968	85,626	53,935
Non-operating income (expense), net:
Interest expense, net	(752)	(1,025)	(3,451)	(11,473)
Foreign exchange gain (loss), net	(413)	(1,241)	(859)	(592)
Other income, net	(350)	(8)	1,201	118
Expenses for affiliated operations, net	(1,255)	(1,303)	(7,591)	(6,403)
Total non-operating expense, net	(2,770)	(3,577)	(10,700)	(18,350)
Income before income taxes	13,148	8,391	74,926	35,585
Income tax provision (benefit), net	(3,258)	(6,700)	7,245	(2,900)
Net income	$16,406	$15,091	$67,681	$38,485
Earnings per share:
Basic	$0.32	$0.30	$1.32	$0.81
Diluted	$0.29	$0.28	$1.23	$0.77
Shares used in calculating earnings per share:
Basic	52,004	49,728	51,163	47,505
Diluted	55,826	53,121	54,948	50,012

FULLY TAXED NON-GAAP RECONCILIATION
(In  thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec 31, 2004	Jan 2, 2004	Dec 31, 2004	Jan 2, 2004

GAAP income before income taxes	$13,148	$8,391	$74,926	$35,585
Non-GAAP adjustments :
Amortization of purchased intangibles assets	2,250	1,922	8,328	7,312
Amortization of acquisition-related inventory step-up		456	475	926
Restructuring charges	224	286	551	2,019
Debt issuance charges	—	—	—	2,224
Warrants charges	—	—	—	1,332
Investment evaluation, net	405	—	(1,039)	—
Total Non-GAAP adjustments	2,879	2,664	8,315	13,813
Non-GAAP income before income taxes	16,027	11,055	83,241	49,398
Income tax provision - Fully taxed at 35%	5,609	3,869	29,135	17,289
Fully-taxed Non-GAAP net income	$10,418	$7,186	$54,106	$32,109
Diluted Fully-taxed Non-GAAP EPS	$0.19	$0.14	$0.98	$0.64
Shares used in calculating diluted non-GAAP earnings per share	55,826	53,121	54,948	50,012

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec 31, 2004	Jan 2, 2004

Assets
Current assets:
Cash and cash equivalents	$71,872	$45,416
Accounts and other receivables, net	118,803	103,350
Inventories, net	87,745	70,826
Deferred income taxes	21,852	4,380
Other current assets	7,878	8,885
Total current assets	308,150	232,857
Property and equipment, net	30,991	27,379
Goodwill and other purchased intangible assets, net	273,357	261,166
Deferred income taxes	8,019	4,173
Other assets	24,144	19,328
Total assets	$644,661	$544,903
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$12,500	$12,885
Accounts payable	43,551	26,019
Accrued compensation and benefits	31,202	25,950
Accrued liabilities	17,935	20,746
Deferred income taxes	2,521	1,136
Income taxes payable	11,951	9,969
Total current liabilities	119,660	96,705
Non-current portion of long-term debt	26,496	77,601
Deferred gain on joint venture	9,179	9,845
Deferred income taxes	5,435	4,229
Other non-current liabilities	11,730	8,279
Total liabilities	172,500	196,659
Shareholders’ equity:
Common stock	345,127	303,015
Accumulated surplus	82,671	14,990
Accumulated other comprehensive income	44,363	30,239
Total shareholders’ equity	472,161	348,244
Total liabilities and shareholders’ equity	$644,661	$544,903

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In  thousands)
(Unaudited)

	Three Months Ended

	Dec 31, 2004	Jan 2, 2004

Cash flow from operating activities:
Net Income	$16,406	$15,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,625	2,217
Amortization expense	2,294	2,036
Provision for doubtful accounts	301	(327)
Amortization of debt issuance cost	121	126
Deferred income taxes	(3,112)	(8,412)
Other	118	531
Add decrease (increase) in assets:
Accounts receivables, net	9,219	1,340
Inventories	(5,449)	3,028
Other current and non-current assets	3,131	1,794
Effect of foreign currency translation adjustment	(1,296)	2,563
Add increase (decrease) in liabilities:
Accounts payable	(1,688)	(347)
Accrued compensation and benefits	1,385	2,823
Accrued liabilities	(1,356)	(907)
Deferred gain on joint venture	(310)	(392)
Income taxes payable	(3,259)	2,138
Net cash provided by operating activities	19,130	23,302
Cash flows from investing activities:
Acquisitions, net of cash acquired	(723)	(4,463)
Acquisition of property and equipment	(3,841)	(4,518)
Proceeds from disposal of property and equipment	(14)	177
Cost of capitalized patents	—	(18)
Net cash used in investing activities	(4,578)	(8,822)
Cash flow from financing activities:
Issuance of common stock	8,416	3,499
Collections (Payments) of notes receivable	604	831
Payments on long-term debt and revolving credit lines	(13,125)	(18,262)
Net cash used in financing activities	(4,105)	(13,932)
Effect of exchange rate changes on cash and cash equivalents	2,307	1,459
Net decrease in cash and cash equivalents	12,754	2,007
Cash and cash equivalents - beginning of period	59,118	43,409
Cash and cash equivalents - end of period	$71,872	$45,416
Supplemental disclosures of cash flow information:
Cash paid during the period for: Income taxes, net of refunds	$2,362	$106

SUMMARY INFORMATION

	Q4’03 Actual	FY’03 Actual	Q4’04 Actual	YTD’04 Actual

Income Statement Metrics
Total Revenue	$135,877	$540,903	$162,682	$668,806
Engineering & Construction	91,991	367,058	107,765	440,476
Trimble Field Solutions	19,088	79,879	23,754	105,591
Component Technologies	15,277	64,193	15,619	65,522
Trimble Mobile Solutions	3,490	12,981	6,691	23,531
Portfolio Technologies	6,031	16,792	8,853	33,686
Gross Margin	48.6%	50.2%	47.6%	48.6%
Total Segment Income	$19,947	$83,586	$23,998	$117,405
Engineering & Construction	14,804	60,664	16,169	79,505
Trimble Field Solutions	3,520	14,500	4,221	25,151
Component Technologies	3,522	16,560	3,121	13,880
Trimble Mobile Solutions	(1,622)	(6,452)	(542)	(5,997)
Portfolio Technologies	(277)	(1,686)	1,029	4,866
Corporate and Other Charges	$(7,979)	$(29,652)	$(8,080)	$(31,779)
Non-operating expense and income taxes	$3,123	$(15,449)	$488	$(17,945)
Net Income	$15,091	$38,485	$16,406	$67,681
GAAP operating margin%	8.8%	10.0%	9.8%	12.8%
Non-GAAP operating margin%	10.8%	11.9%	11.3%	14.2%
GAAP EPS	$0.28	$0.77	$0.29	$1.23
Fully-taxed (35%) Non-GAAP EPS	$0.14	$0.64	$0.19	$0.98
Balance Sheet Metrics
Cash & Cash Equivalents	$45,416		$71,872
Accounts Receivables, Net	$96,245		$113,883
Inventories, Net	$70,826		$87,745
Total Debt	$90,486		$38,996
Short Term Debt	12,885		12,500
Long Term Debt	77,601		26,496
Equity	$348,244		$472,161
Cashflow Metrics
Cash Flow from (used in) Operations	$23,302	$36,460	$19,130	$73,113
Working Capital	$132,926		$188,490
Capital Expenditures	$4,518	$10,901	$3,841	$12,750
Cash Interest	$1,075	$10,208	$724	$3,142
EBITDA	$13,639	$63,838	$18,820	$95,762
Amortization of Intangibles	2,006	7,916	2,295	8,511
Depreciation	2,217	8,864	2,625	8,874
Financial Ratios
Days Sales Outstanding	60		56
Days Sales in Inventory	93		94
Current ratio	2.4		2.6
Debt to Equity	0.3		0.1
Other
Headcount	2,145		2,160

EBITDA RECONCILIATION
(In    thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec 31, 2004	Jan 2, 2004	Dec 31, 2004	Jan 2, 2004

GAAP net income	$16,406	$15,091	$67,680	$38,485
Add back :
Interest expenses, net	752	1,025	3,451	11,473
Income tax	(3,258)	(6,700)	7,245	(2,900)
Depreciation expense	2,625	2,217	8,874	8,864
Amortization of purchased intangibles	2,295	2,006	8,511	7,916
EBITDA	$18,820	$13,639	$95,761	$63,838

SOURCE    Trimble
          -0-                                                         01/26/2005
          /CONTACT:    media, LeaAnn McNabb, +1-408-481-7808, or investors, Willa
McManmon, +1-408-481-6914, both of Trimble/
          /Web site:    http://www.trimble.com /